Exhibit 23.1

2451 N McMullen Booth Rd Ste. 308 Clearwater, FL 33759-1352 Main: (727) 444-1901 Cell: (727) 452-4803

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Form S-1 of our audit report dated March 14, 2013 relative to the financial statements of Universal Technology Systems, Corp. as of January 31, 2013 and for the year then ended.

DKM Certified Public Accountants

Clearwater, FL

March 14, 2013

PCAOB Registered

AICPA Member